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                                                            EXHIBIT 4.6.2 TO S-4

SERIES A PREFERRED STOCK                                SERIES A PREFERRED STOCK

       [LOGO]                                                    [LOGO]

                                     HAYES
                                  CORPORATION

INCORPORATED UNDER THE LAWS                                  SEE REVERSE FOR
 OF THE STATE OF DELAWARE                                  CERTAIN DEFINITIONS
                                                             CUSIP 420762205

This Certifies that

  SPECIMEN                 [HAYES CORPORATION LOGO]             SPECIMEN


is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A PREFERRED STOCK
                     PAR VALUE ONE CENT ($.01) PER SHARE OF

     Hayes Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Certificate of Incorporation and the amendments thereto, to all of which provisions the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

    WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                            [HAYES CORPORATION SEAL]

/s/ James A. Jones                                     /s/ Dennis C. Hayes
James A. Jones, Secretary                              Dennis C. Hayes, Chairman

Countersigned and Registered:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
             (New Jersey)

               SPECIMEN
           Transfer Agent
           and Registrar
         Authorized Officer
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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

                               UNIF GIFT MIN ACT
TEN COM -as tenants in common                 ____________ Custodian ___________
TEN ENT -as tenants by the entireties         (Cust)                 (Minor)
IT TEN  -as joint tenants with right        under Uniform Gifts to Minors
         of survivorship and not as
         tenants in common                    Act______________________
                                                        (State)

    Additional abbreviations may also be used though not in the above list.

                                     TERMS
     The express terms of the shares represented by this Certificate and other classes and series of shares which the Corporation is authorized to issue are contained in the Corporation's Restated Certificate of Incorporation. The Corporation will mail to any stockholder, within five (5) days after receipt of a written request therefor and without charge, information regarding the designations, relative rights, preferences and qualifications, limitations or restrictions of such preferences and/or rights of the shares of each class authorized to be issued and the variations in the relative rights, preferences, qualifications, limitations and restrictions between the shares of each series of shares of the Corporation so far as the same have been fixed or determined.

For value received, ______________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
_________________________________________

________________________________________________________________________________

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee.

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

________________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated, ____________________              _______________________________________

In Presence of

_________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.